Exhibit 99.2

KBS SOR (BVI) HOLDINGS, LTD.

Presentation of separate financial data annexed
to the consolidated financial statements related to the Company

FINANCIAL STATEMENTS

As of March 31, 2016 (UNAUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Financial Data from the Consolidated Statements of Financial Position Attributable to the Company	2

Financial Data from the Consolidated Statements of Operations Attributable to the Company	3

Financial Data from the Consolidated Statements of Comprehensive Income Attributable to the Company	4

Financial data from the Consolidated Cash Flows Attributable to the Company	5

Additional information	6-8

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KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

USD in thousands

	March 31, 2016	December 31, 2015
	Unaudited	Audited
ASSETS
Non-current assets
Investments in investees	$818,365	$—
Restricted cash	5,583	—
	823,948	—
Current assets
Prepaid financing costs	—	1,137
Cash and cash equivalents	244,610	—

	244,610	1,137

Total assets	$1,068,558	$1,137

EQUITY
Capital and reserves attributable to the Company's equity holders
Share capital and paid-in-capital	$815,161	—
Retained earnings	(1,966)	—

Total equity	813,195	—

Non-current liabilities
Debentures, net	248,599	—

Current liabilities
Accounts payable and accrued liabilities	1,096	—
Due to Parent Company	5,668	1,137
	6,764	1,137
Total liabilities	255,363	1,137

Total equity and liabilities	$1,068,558	$1,137

May 10, 2016	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan, Peter III	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF OPERATIONS

USD in thousands

	Three months ended March 31,	For the period from December 18, 2015 *) to December 31,
	2016	2015
	Unaudited	Audited

Share of profit from investees, net	$67	$—
Asset management fees to affiliate	(713)	—
General and administrative expenses	(200)	—

Operating loss	(846)	—

Finance expense	(817)	—
Foreign currency transaction adjustments	(303)

Net loss	$(1,966)	$—

*)    Incorporation date.

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENT OF COMPREHENSIVE INCOME

USD in thousands

	Three months ended March 31,	For the period from December 18, 2015 *) to December 31,
	2016	2015
	Unaudited	Audited

Net loss	$(1,966)	$—

Total comprehensive loss	$(1,966)	$—

*)    Incorporation date.

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF CASH FLOW

USD in thousand

	Three months ended March 31,	For the period from December 18, 2015 *) to December 31,
	2016	2015
	Unaudited	Audited

Cash flows from operating activities
Net loss for the period	$(1,966)	$—

Adjustments to reconcile net loss to net cash provided by operating activities:
Share of profit from investees	(67)	—
Finance expense	817	—
Distribution from investees	7,313	—
Foreign currency transaction adjustments	303	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	179	—
Due to Parent Company	21	—

Net cash provided by operating activities	6,600	—

Cash flows used in investing activities
Investments in investees	(3,850)	—

Net cash used in investing activities	(3,850)	—

Cash flows from financing activities
Proceeds from issue of debentures	249,211	—
Payments of deferred financing costs	(7,829)	—
Restricted cash for debt service obligations	(5,386)	—
Due to Parent Company	3,850	—
Distribution to Owner	(6,600)	—

Net cash provided by financing activities	233,246	—

Effect of exchange rate changes on cash and cash equivalents	8,614

Increase in cash	244,610	—
Cash, beginning of the period	—	—

Cash, end of the period	$244,610	$—

Non-cash activities
Investment in investees	$809,682	$—
Increase in deferred financing fees due to Parent Company and payable	$855	$1,137
The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

USD in thousands
NOTE 1:    GENERAL INFORMATION
KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value.
The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.
Acquisition of investments from the Operating Partnership (controlling shareholder) and presentation of consolidated financial statements:
Concurrent with the placement of bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, on March 8, 2016 the Company (through a subsidiary) acquired real estate projects (assets and liabilities) from the transferring entities (the transferring entities) that are controlled by the Controlling Shareholder before and after the above transfer (the Acquisition). In consideration for the Acquisition, the Company issued 10,000 common shares with no par value to the Operating Partnership.
As of March 31, 2016, the Operating Partnership owned 10 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres, one first mortgage loan and two investments in unconsolidated joint ventures.
Since the Company acquired these operations from the transferring entities, which are controlled by the same controlling shareholder of the Company before and after the Acquisition, the Acquisition is not a business combination within the scope of IFRS 3. The Company is accounting for the Acquisition in a manner similar to a pooling of interests. Thus, the condensed interim consolidated financial statements comprise the statements of financial position and results of operations of the Company and of the operations acquired from the transferring entities to reflect the Acquisition as if it had occurred at the beginning of the earliest period presented (January 1, 2013). For certain projects that were acquired by the transferring entities subsequent to January 1, 2013, the condensed interim consolidated financial statements reflect the net assets (liabilities) of these projects and the activities from the dates those projects were acquired by the transferring entities.

KBS SOR (BVI) HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

USD in thousands
NOTE 2:    BASIS OF PREPARATION

a.
The accompanying unaudited interim financial statements have been prepared in a condensed format as of March 31, 2016 and for the three months periods then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the separate financial information on the Company's annual financial statements as of December 31, 2015 and for the year then ended and the accompanying notes ("annual consolidated financial statements").

b.	This interim condensed separate financial information is presented in accordance to rule 38(D) of the Israeli Securities and exchange regulations (Periodic and immediate reports), 1970.
NOTE 3:    TAXES
According to the relevant tax laws in the BVI and in the U.S.A, the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.
NOTE 4:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Bond Issuance:
On March 8, 2016, the Company issued bonds (series A) (the "Debentures") in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($ 249.2 million). The bonds are registered in the Tel Aviv Stock Exchange. The bonds (series A) are not linked (principal and interest) to any index.
The bonds (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A).
The outstanding balance of the principal of the bonds (Series A) (the "Debentures") shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants). The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the bonds (Series A) by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.
The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

KBS SOR (BVI) HOLDINGS, LTD.

NOTE 4:	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)
The aggregate offering costs were approximately $ 9.8 million and the effective interest rate is approximately 5.2%.
Concurrent with the placement of bonds, on March 8, 2016, the Operating Partnership assigned to the Company all of its interests in the subsidiaries through which the Parent Company indirectly owns all of its real estate and real estate-related investments.  The Operating Partnership owns all of the issued and outstanding equity of the Company.  As a result of these transactions, the Parent Company now holds all of its real estate and real estate-related investments indirectly through the Company.
In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $ 475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.
In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $ 600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations.
Dividend approval:
In March 2016, the Company declared and paid a distribution of dividend in the amount of $ 6.6 million to the Owner.

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